UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2006 (November 14, 2006)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On November 14, 2006, the stockholders of JDS Uniphase Corporation (the “Company”) amended its 2003 Equity Incentive Plan (the “2003 Plan”) by approving the Amended and Restated 2003 Equity Incentive Plan (the “Amended 2003 Plan”). The Company’s 2003 Plan was originally approved by the Company’s stockholders on November 6, 2003.

The purpose of the Amended 2003 Plan is to provide the Company’s employees, directors and consultants, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company’s Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

Summary of Plan Amendments

The first amendment to the 2003 Plan adds 12,500,000 shares (after giving effect to the Company’s recent one for eight reverse stock split) of Common Stock of the Company to the pool of shares reserved for issuance under the Amended 2003 Plan, subject to adjustment only in the event of a stock split, stock dividend, or other similar change in the Common Stock or capital structure of the Company.

The second amendment to the 2003 Plan eliminates the limitation on the maximum number of shares awarded to Covered Employees (as defined by Section 162(m)(3) of the Internal Revenue Code, generally equivalent to named executive officers) as a group in any fiscal year to 5% of the total number of shares subject to awards issued during such fiscal year, excluding awards to Covered Employees made in connection with (i) commencement of employment with the Company or (ii) promotion.

The third amendment to the 2003 Plan modifies the manner in which the 2003 Plan limits the number of reserved shares that can be used for Full Value Awards, while also clarifying that the term Full Value Awards includes restricted stock units. “Full Value Awards” are defined by the Amended 2003 Plan as restricted stock, restricted stock units, performance units and performance shares that are granted with a per share or unit purchase price below 100% of fair market value on the date of grant.

Additionally, the Amended 2003 Plan adds a provision permitting the Company’s Board of Directors to unilaterally amend the 2003 Plan and any outstanding award agreement if required to comply with applicable law. This proposal is intended to ensure the Company’s continued compliance with applicable laws, including regulations that may be adopted pursuant to Section 409A of the Internal Revenue Code regarding deferred compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Christopher S. Dewees
Christopher S. Dewees
Senior Vice President Corporate Development and Marketing, and Chief Legal Officer

November 20, 2006

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